EXHIBIT (9)


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                            ADMINISTRATION AGREEMENT


         AGREEMENT dated as of , 1998 between The Winter Harbor Fund, a Delaware
business   trust  (the   "Trust"),   and   Countrywide   Fund   Services,   Inc.
("Countrywide"), an Ohio corporation.

         WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust wishes to employ the services of Countrywide to serve as its administrative agent; and

         WHEREAS, Countrywide wishes to provide such services under the conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and Countrywide agree as follows:

         1.       APPOINTMENT.

                  The Trust hereby appoints and employs Countrywide as agent to perform those services described in this Agreement for the Trust. Countrywide shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth.

         2.       DOCUMENTATION.

                  The Trust will furnish from time to time the following documents:

                  A. Each resolution of the Board of Trustees of the Trust authorizing the original issue of its shares;

                  B. Each Registration Statement filed with the Securities and Exchange Commission (the "SEC") and amendments thereof;

                  C. A certified copy of each amendment to the Agreement and Declaration of Trust and the Bylaws of the Trust;

                  D. Certified copies of each resolution of the Board of Trustees authorizing officers to give instructions to Countrywide;

                  E. Specimens of all new forms of share certificates accompanied by Board of Trustees' resolutions approving such forms;




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                  F.  Such  other  certificates,  documents  or  opinions  which
                  Countrywide   may,  in  its  discretion,   deem  necessary  or
                  appropriate in the proper performance of its duties;

                  G. Copies of all Underwriting and Dealer Agreements in effect;

                  H. Copies of all Investment Advisory Agreements in effect; and

                  I. Copies of all documents relating to special investment or withdrawal plans which are offered or may be offered in the future by the Trust and for which Countrywide is to act as plan agent.

         3.       TRUST ADMINISTRATION.

                  Subject to the direction and control of the Trustees of the Trust, Countrywide shall supervise and manage all aspects of the Trust's operations with respect to each series of the Trust not otherwise supervised by Ebright Investments, Inc., or any other investment adviser or investment sub-adviser (collectively, the "Adviser"), or any other service provider retained by the Trust. Without limiting the generality of the foregoing, with respect to the Trust or each series, as applicable, Countrywide shall:

                    A. provide the Trust with, or arrange for the provision of, the services of persons competent to perform such legal, administrative and clerical functions not otherwise described in this Section 3 as are necessary to provide effective operation of the Trust;

                    B.   oversee  (i) the  preparation  and  maintenance  by the
                         Adviser and the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant in such form, for such periods and in such locations as may be required by applicable United States law, of all documents and records relating to the operation of the Trust required to be prepared or maintained by the Trust or its agents pursuant to applicable law; (ii) the reconciliation of account information and balances among the Adviser and the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant;
                         (iii) the transmission of purchase and redemption orders for shares of any and each series ("Shares");
                         (iv) the notification to the Adviser of available funds for investment; and (v) the performance of fund accounting, including the calculation of the net asset value of the Shares;

                    C.   oversee   the   performance   of   administrative   and
                         professional  services rendered to the Trust by others,
                         including  its  custodian,   transfer  agent,  dividend
                         disbursing  agent,  and  fund  accountant,  as  well as
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                         legal,   auditing,   shareholder  servicing  and  other
                         services performed for each series;

                    D. file or oversee the filing of each document required to be filed by the Trust in either written or, if required, electronic format (e.g., electronic data gathering analysis and retrieval system or "EDGAR") with the SEC;

                    E. assist in and oversee the preparation, filing and printing and the periodic updating of the Trust's registration statement and prospectuses;

                    F. oversee the preparation and filing of the Trust's tax returns;

                    G. oversee the preparation of financial statements and related reports to the Trust's shareholders, the SEC and state and other securities administrators;

                    H.   assist in and oversee the  preparation  and printing of
                         proxy  and   information   statements   and  any  other
                         communications to shareholders;

                    I. provide the Trust with adequate general office space and facilities;

                    J. assist the Adviser in monitoring series holdings for compliance with prospectus investment restrictions and assist in preparation of periodic compliance reports;

                    K. prepare, file and maintain the Trust's organizational documents and minutes of meetings of the Trustees, board committees and shareholders;

                    L. prepare and disseminate materials for meetings of the Trustees (with the cooperation of the Trust's counsel, the Adviser, the officers of the Trust and other relevant parties);

                    M. maintain the Trust's existence and good standing under applicable state law;

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                    N.   monitor  sales of  Shares,  ensure  that the Shares are
                         properly and duly registered with the SEC and register, or prepare applicable filings with respect to, the Shares with the various state and other securities commissions;

                    O.   oversee  the   calculation  of  performance   data  for
                         dissemination to information services covering the investment company industry, for sales literature of the Trust and other appropriate purposes;

                    P. oversee the determination of the amount of, and supervise the declaration of, dividends and other distributions to shareholders as necessary to, among other things, maintain the qualification of each series as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), and prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders;

                    Q. advise the Trust and the Trustees on matters concerning the Trust and its affairs;

                    R. calculate, review and account for series expenses and report on series expenses on a periodic basis;

                    S. authorize the payment of Trust expenses and pay, from Trust assets, all bills of the Trust (upon approval of the Adviser);

                    T. prepare series budgets, pro-forma financial statements, expense and profit/loss projections and fee waiver/expense reimbursement projections on a periodic basis;

                    U.   prepare financial statement expense information;

                    V. assist the Trust in the selection of other service providers, such as independent accountants, law firms and proxy solicitors;

                    W. perform such other recordkeeping, reporting and other tasks customarily performed by fund administrators and as may be specified from time to time in the procedures adopted by the Trustees; and

                    X. provide the Trust with personnel suitable to serve as officers of the Trust if so elected by the Trustees; provided that the Trust shall reimburse Countrywide for the reasonable out-of-pocket expenses incurred by such personnel in attending Trustees' meetings and shareholders' meetings of the Trust.

         4.       RECORDKEEPING AND OTHER INFORMATION.
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                  Countrywide  shall create and maintain all records required by applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with the Trust. All such records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by Countrywide for the periods and in the places required by Rule 31a-2 under the 1940 Act. The retention of such records shall be at the expense of the Trust. Countrywide shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust, any person retained by the Trust, or any regulatory agency having authority over the Trust.

         5.       FURTHER ACTIONS.

                  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         6.       COMPENSATION.

                  For the performance of Countrywide's obligations under this Agreement, each series of the Trust shall pay Countrywide, on the first business day following the end of each month, a monthly fee at the annual rate of .09% of such series' average daily net assets up to $100 million; .075% of such assets from $100 to $200 million; and .05% of such assets in excess of $200 million; provided, however, that the minimum fee shall be $2,000 per month for each series.

         7.       COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.

                  The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Countrywide to perform any services for the Trust which services could cause Countrywide to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Trust's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by Countrywide, the Trust assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

         8.       REFERENCES TO COUNTRYWIDE.

                  The Trust shall not circulate any printed matter which contains any reference to Countrywide without the prior written approval of
Countrywide,   excepting

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solely such printed matter as merely  identifies  Countrywide as  Administrative
Services Agent, Transfer, Shareholder Servicing and Dividend Disbursing Agent and Accounting Services Agent. The Trust will submit printed matter requiring approval to Countrywide in draft form, allowing sufficient time for review by Countrywide and its counsel prior to any deadline for printing.

         9.       INDEMNIFICATION OF COUNTRYWIDE.

     A. Countrywide may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Countrywide nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or negligence on the part of any such persons in the performance of the duties of Countrywide under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Countrywide under this Agreement.

     B. Any person, even though also a director, officer, employee, shareholder or agent of Countrywide, or any of its affiliates, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust, to be rendering such services to or acting solely as an officer, trustee, employee or agent of the Trust and not as a director, officer, employee, shareholder or agent of or one under the control or direction of Countrywide or any of its affiliates, even though paid by one of these entities.

     C. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Countrywide, its directors, officers, employees, shareholders, agents, control persons and affiliates from and against any and all claims, demands, expenses and liabilities (whether with or

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without  basis in fact or law) of any and every  nature  which  Countrywide  may sustain or incur or which may be asserted against Countrywide by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Countrywide in good faith in reliance upon any certificate, instrument, order or share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or (ii) any action taken or omitted to be taken by Countrywide in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of Countrywide or its directors, officers, employees, shareholders or agents in cases of its or their negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

     D. Countrywide agrees to indemnify and hold harmless the Trust, its employees, agents, officers, control persons, affiliates and Trustees, against and from any and all claims, demands, expenses, judgments, losses, charges (including attorneys' fees), liabilities (whether with or without basis in fact or law) and other reasonable expenses arising out of Countrywide's actions or omissions in the performance of Countrywide's duties or obligations under this Agreement by reason of Countrywide's, or its director's, officer's, employee's, shareholder's, agent's, control person's, or affiliate's, willful misfeasance, bad faith, or negligence, or by reason of reckless disregard by any of such persons of the obligations and duties of Countrywide under this Agreement.

         10.      TERMINATION

                  A. The provisions of this Agreement shall be effective on the date first above written, shall continue in effect for two years from that date and shall continue in force from year to year thereafter, but only so long as such continuance is approved (1) by Countrywide, (2) by vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (3) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities.

                  B. Either party may terminate this Agreement on any date by giving the other party at least sixty (60) days' prior written notice of such termination specifying the date fixed therefor. Upon termination of this Agreement, the Trust shall pay to Countrywide such compensation as may be due as of the date

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of  such  termination,   and  shall  likewise  reimburse   Countrywide  for  any
out-of-pocket expenses and disbursements reasonably incurred by Countrywide to such date.



                  C. In the event that in connection with the termination of this Agreement a successor to any of Countrywide's duties or responsibilities under this Agreement is designated by the Trust by written notice to
Countrywide, Countrywide shall, promptly upon such termination and at the expense of the Trust, transfer all records maintained by Countrywide under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from Countrywide's cognizant personnel in the establishment of books, records and other data by such successor.

         11.      SERVICES FOR OTHERS.

                  Nothing in this Agreement shall prevent Countrywide or any affiliated person (as defined in the 1940 Act) of Countrywide from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Countrywide expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

         12.      LIMITATION OF LIABILITY.

                  It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

         13.      SEVERABILITY.

                  In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

         14.      QUESTIONS OF INTERPRETATION.

     This Agreement shall be governed by the laws of the State of Delaware. Any question of interpretation of any term or

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provision of this Agreement having a counterpart in or otherwise  derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant

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to said 1940 Act. In  addition,  where the effect of a  requirement  of the 1940
Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         15.      NOTICES.

                  All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

    To the Trust:          The Winter Harbor Fund
                                            511 Congress Street
                                            Portland, Maine 04101
                           Attention: Jennifer E. Goff

    To Countrywide:                 Countrywide Fund Services, Inc.
                          312 Walnut Street, 21st Floor
                             Cincinnati, Ohio 45202
                           Attention: Robert G. Dorsey

or to such other address as any party may designate by notice complying with the terms of this Section 15. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

         16.      AMENDMENT.

                  This Agreement may not be amended or modified except by a written agreement executed by both parties.

         17.      BINDING EFFECT.

                  Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

         18.      COUNTERPARTS.
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                  This  Agreement  may be executed in one or more  counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         19.      SEPARATE LIABILITIES.

                  Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each series of the Trust are separate and distinct from the assets and liabilities of each other series and that no series shall be liable or shall be charged for any debt, obligation or liability of any other series, whether arising under this Agreement or otherwise.

         20.      FORCE MAJEURE.

                  If Countrywide shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

         21.      MISCELLANEOUS.

                  The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


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THE WINTER HARBOR FUND



By:___________________________
Its: President


COUNTRYWIDE FUND SERVICES, INC.



By:___________________________
Its: President